UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)         February 23, 2006

                                 EMCOR Group, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware

                 (State or Other Jurisdiction of Incorporation)

         1-8267                                           11-2125338
(Commission File Number)                   (I.R.S. Employer Identification No.)



301 Merritt Seven, Norwalk, CT                            06851
(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
              (Registrant's Telephone Number, Including Area Code)

                                     N/A

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On February 23, 2006 EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2005 fourth quarter ended December 31, 2005. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.


     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number                 Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on February 23, 2006 disclosing results of operations for its fiscal 2005 fourth quarter ended December 31, 2005.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMCOR Group, Inc.


                                             By:     /s/ Frank T. MacInnis
                                                 -----------------------------
                                                      Frank T. MacInnis
                                                   Chairman of the Board of
                                                     Directors and Chief
                                                      Executive Officer

Dated:  February 23, 2006

              EMCOR GROUP, INC. REPORTS 2005 FOURTH QUARTER RESULTS
      - Fourth quarter income from continuing operations increases 89.5% -
       - Fourth quarter diluted EPS of $0.61 from continuing operations -


NORWALK, CONNECTICUT, February 23, 2006 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and year ended December 31, 2005. The Company's financial results for the fourth quarter and full year periods have been adjusted to reflect its 2-for-1 stock split, effective February 10, 2006.

Fourth quarter 2005 income from continuing operations was $19.5 million, or $0.61 per diluted share, an increase of 89.5% when compared to income from continuing operations of $10.3 million, or $0.33 per diluted share, in the 2004 fourth quarter. Revenues in the 2005 fourth quarter rose 1.2% to $1.24 billion from $1.22 billion in the same quarter of the preceding year.

For the fourth quarter of 2005, operating income was $31.2 million compared to operating income of $22.8 million in the fourth quarter of 2004, which 2004 fourth quarter included restructuring expenses of $2.3 million. Excluding the impact of those 2004 expenses, 2005 fourth quarter operating income increased 23.9%. Operating margin improved to 2.5% of revenues in the 2005 fourth quarter, compared to 1.9% for the fourth quarter of 2004, reflecting improved market conditions and actions the Company has taken to control costs and shift its total backlog mix to a higher percentage of private sector commercial contracts. Selling, general and administrative expenses were $125.2 million in the fourth quarter of 2005, compared to $103.2 million in the fourth quarter of 2004, due to increased incentive compensation expense as a result of improved profitability.

At December 31, 2005, contract backlog was $2.76 billion, approximately even with backlog levels at both December 31, 2004 and September 30, 2005. Backlog levels have been managed in keeping with the Company's strategy throughout 2005 to reduce its exposure to selected public sector construction projects and to conserve capacity for the more lucrative private sector market. Private sector commercial backlog represented 35% of total backlog at December 31, 2005, compared to 28% of total backlog at December 31, 2004.

EMCOR Announces 2005 Fourth Quarter Results                               Page 2

For the year ended December 31, 2005, income from continuing operations increased 84.2% to $61.3 million, or $1.93 per diluted share, versus $33.3 million, or $1.07 per diluted share for 2004. Net income for 2005 (which included a loss from discontinued operations of $1.3 million, or $0.04 per diluted share) was $60.0 million, or $1.89 per diluted share, an increase of 80.8% from net income of $33.2 million, or $1.07 per diluted share (which included a loss from discontinued operations of $0.08 million, or $0.00 per diluted share), in 2004.

For 2005, revenues totaled $4.71 billion, roughly equal to revenues of $4.72 billion in the prior year. Operating income for 2005 rose 92.0% to $81.1 million from $42.3 million in 2004.

As previously announced, the Company's results for 2005 included a net $17.5 million income tax benefit resulting from income tax reserve adjustments.

Results for 2004 included restructuring expenses of approximately $8.3 million, a $2.8 million gain on the sale of assets, a $1.8 million gain on the sale of an equity investment, and a net income tax benefit of approximately $15.5 million resulting from income tax reserve adjustments.

Excluding the items in the two immediately preceding paragraphs, which exclusions the Company believes better reflect year-to-year comparability, earnings per diluted share for 2005 would have been $1.37 versus $0.69 per diluted share in 2004, a 98.6% increase.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "We are very pleased with our performance in the fourth quarter of 2005, which capped an excellent year for EMCOR Group both operationally and financially. Our results are the culmination of the successful execution of our strategy to realign resources so as to focus on our core operational areas, to exercise discipline in our project bidding and to optimize our cost structure. At the same time, we committed to reduce our exposure to certain public sector projects in order to preserve available capacity for our private sector client base. While keeping revenues and backlog flat compared to 2004, our efforts, combined with an ongoing recovery within the private sector, allowed us to expand our margins and generate significant improvements in profitability."

Mr. MacInnis continued, "Our 2005 results reflect improved contributions from the majority of our operations. We are particularly encouraged by the reliable strength of our electrical construction businesses, the ongoing recovery of our mechanical construction operations and our U.K. subsidiary, and the growth and performance of our facilities services operations, which benefited from increased demand for smaller, higher margin, discretionary projects and continued to grow its service client roster. The performance of our facilities services operations reinforces our commitment to this segment of our business, and we anticipate continuing growth opportunities in both our mobile and site-based service businesses as the trend towards outsourcing and energy efficiency continues."

EMCOR Announces 2005 Fourth Quarter Results                               Page 3

Mr. MacInnis concluded, "EMCOR Group enters 2006 poised for future growth. Our successful operational execution has placed us in an excellent position to leverage the continuing improvements we see in private sector demand, which we expect will result in revenue and margin growth. Our strong backlog of private and certain public sector work is better balanced than in recent years, and we expect this trend to continue. In addition, we completed the year with a strong and liquid balance sheet, and we intend to leverage our strong financial position to pursue growth opportunities. Based on current market conditions, we expect to generate revenues of between $4.9 billion and $5.1 billion in 2006, resulting in diluted earnings per share for the year of between $1.54 and $1.90. This assumes $0.06 per diluted share in expenses related to the Company's adoption of FAS 123R (Accounting for Stock-Based Compensation)."

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via Internet broadcast today, Thursday, February 23, at 10:30 AM Eastern Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2005 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

                            -FINANCIAL TABLES FOLLOW-

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)


                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                (Unaudited)
                                         For the Three Months Ended               For the Year Ended
                                               December 31,                           December 31,
                                         2005               2004                2005              2004
                                         ----               ----                ----              ----

Revenues                             $1,237,886         $1,223,624          $4,714,547         $4,718,010
Cost of sales                         1,081,442          1,095,250           4,214,783          4,273,410
                                     ----------         ----------          ----------         ----------
Gross profit                            156,444            128,374             499,764            444,600
Selling, general and
   administrative expenses              125,223            103,192             416,883            396,915
Restructuring expenses                       22              2,338               1,750              8,274
Gain on sale of assets                        -                  -                   -              2,839
                                     ----------         ----------          ----------         ----------

Operating income                         31,199             22,844              81,131             42,250
Interest expense, net                      (951)            (1,447)             (5,586)            (6,997)
Gain on sale of equity investment             -                  -                   -              1,844
Minority interest                        (1,149)            (3,814)             (4,515)            (3,814)
                                     ----------         ----------          ----------         ----------

Income from continuing operations
   before income taxes                   29,099             17,583              71,030             33,283
Income tax provision                      9,627              7,306               9,738                  1
                                     ----------         ----------              ------         ----------

Income from continuing
   operations                            19,472             10,277              61,292             33,282
(Loss) income from discontinued
   operations, net of income taxes         (140)               302              (1,250)               (75)
                                     ----------         ----------          ----------         ----------
Net income                           $   19,332         $   10,579          $   60,042         $   33,207
                                     ==========         ==========          ==========         ==========

Basic earnings per share -
    continuing operations            $     0.62         $     0.34          $     1.97         $     1.09
Basic (loss) earnings per share -
   discontinued operations                (0.00)              0.01               (0.04)             (0.00)
                                     ----------         ----------          ----------         ----------
                                     $     0.62         $     0.35          $     1.93         $     1.09
                                     ==========         ==========          ==========         ==========

Diluted earnings per share -
   continuing operations             $     0.61         $     0.33          $     1.93         $     1.07
Diluted (loss) earnings per share -
   discontinued operations                (0.01)              0.01               (0.04)             (0.00)
                                     ----------         ----------          ----------         ----------
                                     $     0.60         $     0.34          $     1.89         $     1.07
                                     ==========         ==========          ==========         ==========


Weighted average shares of
     Common stock outstanding:
     Basic                           31,250,577         30,508,054          31,143,363         30,395,810
     Diluted                         32,176,639         31,222,522          31,834,881         31,133,474


                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                     December 31,   December 31,
                                                        2005            2004
                                                     -----------    ------------
ASSETS
Current assets:
Cash and cash equivalents                             $  103,785      $   59,109
Accounts receivable, net                               1,046,380       1,073,454
Costs and estimated earnings in excess of billings
  on uncompleted contracts                               185,634         240,716
Inventories                                               10,175          10,580
Prepaid expenses and other                                43,829          41,712
                                                      ----------      ----------
  Total current assets                                 1,389,803       1,425,571

Investments, notes, and other long-term receivables       28,659          26,472
Property, plant & equipment, net                          46,443          56,468
Goodwill                                                 283,412         279,432
Identifiable intangible assets, net                       16,990          18,782
Other assets                                              13,634          11,244
                                                      ----------      ----------
Total assets                                          $1,778,941      $1,817,969
                                                      ==========      ==========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under working capital credit line          $        -      $   80,000
Current maturities of long-term debt and capital
  lease obligations                                          551             806
Accounts payable                                         452,709         467,415
Billings in excess of costs and estimated earnings
  on uncompleted contracts                               330,235         359,667
Accrued payroll and benefits                             154,276         138,771
Other accrued expenses and liabilities                   107,545         115,714
                                                      ----------      ----------
  Total current liabilities                            1,045,316       1,162,373

Long-term debt and capital lease obligations               1,406           1,332
Other long-term obligations                              116,783          91,903
Total stockholders' equity                               615,436         562,361
                                                      ----------      ----------
Total liabilities and stockholders' equity            $1,778,941      $1,817,969
                                                      ==========      ==========

                                EMCOR GROUP, INC.
          COMPUTATION OF ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS
             (In thousands, except share and per share information)
                                   (Unaudited)

                                                                           For the Year Ended December 31, 2005
                                                                ---------------------------------------------------------
                                                                                                                    As
                                                                As Reported             Adjustments(1)           Adjusted
                                                                -----------             --------------           --------

Revenues                                                        $4,714,547                                      $4,714,547

Cost of sales                                                    4,214,783                                       4,214,783
                                                                ----------                                      ----------
Gross profit                                                       499,764                                         499,764

Selling, general and administrative expenses                       416,883                                         416,883

Restructuring expenses                                               1,750                                           1,750
                                                                ----------                --------              ----------
Operating income                                                    81,131                                          81,131

Interest expense, net                                               (5,586)                                         (5,586)

Minority interest                                                   (4,515)                                         (4,515)
                                                                ----------                --------              ----------

Income from continuing operations before income taxes               71,030                                          71,030

Income tax provision                                                 9,738                  17,564                  27,302
                                                                ----------                --------              ----------

Income from continuing operations                                   61,292                 (17,564)                 43,728

Loss from discontinued operations, net of income tax effect         (1,250)                                         (1,250)
                                                                ----------                --------              ----------

Net income                                                      $   60,042                $(17,564)             $   42,478
                                                                ==========                ========              ==========

Diluted earnings per share - continuing operations              $     1.93                                      $     1.37
Diluted earnings per share - discontinued operations            $    (0.04)                                     $    (0.04)

Outstanding shares - diluted                                    31,834,881                                      31,834,881

(1) The adjustment represents the exclusion of an income tax reserve reversal of $22.7 million and an income tax provision of $5.2 million to record a valuation allowance to reduce deferred tax assets related to net operating losses and other temporary differences of our Canadian segment.

                                EMCOR GROUP, INC.
          COMPUTATION OF ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS
             (In thousands, except share and per share information)
                                   (Unaudited)

                                                                           For the Year Ended December 31, 2004
                                                               --------------------------------------------------------------------
                                                                                                                    As
                                                                As Reported             Adjustments(1)           Adjusted
                                                               ------------             --------------         ----------

Revenues                                                        $4,718,010                                      $4,718,010

Cost of sales                                                    4,273,410                                       4,273,410
                                                                ----------                                      ----------

Gross profit                                                       444,600                                         444,600

Selling, general and administrative expenses                       396,915                                         396,915

Restructuring expenses                                               8,274                  (8,274)                      -
Gain on sale of assets                                               2,839                  (2,839)                      -
                                                                ----------                --------              ----------

Operating income                                                    42,250                   5,435                  47,685

Interest expense, net                                               (6,997)                                        (6,997)
Gain on sale of equity investment                                    1,844                  (1,844)                      -
Minority interest                                                   (3,814)                                        (3,814)
                                                                ----------                --------              ----------

Income from continuing operations before income taxes               33,283                   3,591                  36,874

Income tax provision                                                     1                  15,451                  15,452
                                                                ----------                --------              ----------

Income from continuing operations                                   33,282                 (11,860)                 21,422

Loss from discontinued operations, net of income tax effect            (75)                                            (75)
                                                                ----------                --------              ----------

Net income                                                      $   33,207                $(11,860)             $   21,347
                                                                ==========                ========              ==========
Diluted earnings per share - continuing operations              $     1.07                                      $     0.69
Diluted earnings per share - discontinued operations            $    (0.00)                                     $    (0.00)

Outstanding shares - diluted                                    31,133,474                                      31,133,474


(1) The adjustments reverse certain items, from the "as reported" consolidated statement of operations. The income tax adjustment is net of the reversal of tax reserves adjustments and the effect on income taxes related to the restructuring expenses, gain on sale of assets and gain on sale of equity investment.


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